UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2010

Malvern Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	001-34051	38-3783478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvana	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.

(d)
On April 14, 2010, Stephen P. Scartozzi, was appointed as a director of Malvern Federal Bancorp, Inc. (the “Company”), its subsidiary, Malvern Federal Savings Bank and the Company’s parent mutual holding company, Malvern Federal Mutual Holding Company. Mr. Scartozzi was appointed to the class of directors whose terms will expire at the 2011 annual meeting of stockholders. No determination has been made at this time with respect to Mr. Scartozzi’s appointment to any committee of the Company’s Board of Directors. Mr. Scartozzi has not engaged in any transaction with the Company that requires disclosure of any information pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(e)	Not applicable.
(f)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             MALVERN FEDERAL BANCORP, INC.

Date: April 16, 2010	By:	/s/ Ronald Anderson
Ronald Anderson
President and Chief Executive Officer